As filed with the Securities and Exchange Commission on August 27, 1997
                                                      Registration No. 333-15519
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                             AMENDMENT NUMBER 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)
                              --------------------
           Delaware                                             94-2925073
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          8555 Baxter Place, Suite 105
                            Burnaby, British Columbia
                                 Canada V5A 4V7
                                 (604) 415-6000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              --------------------
                          THE CORPORATION TRUST COMPANY
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:

                                  NEIL J. WOLFF
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                              --------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box./X/
                              --------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION

PROSPECTUS
                                 804,407 SHARES

                                PMC-SIERRA, INC.

                                  COMMON STOCK

         This  Prospectus  relates  to  an  aggregate  of  804,407  shares  (the
"Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of PMC-Sierra, Inc., a Delaware corporation (the "Company" or "Registrant"), which may be resold by Bipolar Integrated Technology, Inc. ("BIT") to the public, distributed by BIT to the persons named herein (the "Selling Shareholders") or to BIT Liquidating LLC, an Oregon limited liability company, distributed by BIT Liquidating LLC to the Selling Shareholders, or resold by the Selling Shareholders or by BIT Liquidating LLC (collectively the "Offering"). Pursuant to an Asset Purchase Agreement dated August 16, 1996 among PMC-Sierra, Inc., a California corporation (formerly named Sierra Semiconductor Corporation) and the Company's predecessor, BIT, PMC-Sierra, Inc. (Portland) and certain shareholders of BIT, the Shares were delivered to BIT on September 3, 1996 as consideration for the acquisition of certain assets of BIT by PMC-Sierra, Inc. (Portland). Such delivery was pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being registered under the Securities Act in order to permit the public sale or other distribution of the Shares. References to "BIT" mean BIT and BIT Liquidating LLC.

         The Shares may be distributed by BIT to the Selling Shareholders from time to time, and sold or distributed from time to time by or for the account of BIT or the Selling Shareholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Shareholders" and "Plan of Distribution."

                              --------------------

         The Common Stock of the Company is traded on the Nasdaq National Market ("Nasdaq") under the symbol "PMCS." On August 18, 1997, the last reported sales price for the Common Stock as reported by Nasdaq was $31.375 per share.

                              --------------------


      PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 3 OF THIS PROSPECTUS.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is _________, 1997

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BIT OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Common Stock is traded on the Nasdaq National Market. Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, NW, Washington, D.C. 20006.

         The Company has on file with the Commission a Registration Statement on Form S-3 (No. 333-15519) under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the
"Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of Nasdaq referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company or its predecessor with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, specifically including the

Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the Current Reports on Form 8-K filed on April 18, 1997 and August 8, 1997; and (iii) all reports, definitive proxy statement and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering.

         Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PMC-SIERRA, INC., 105-8555 BAXTER PLACE, BURNABY, BRITISH COLUMBIA, CANADA V5A 4V7. THE COMPANY'S TELEPHONE NUMBER AT THAT LOCATION IS (604) 415-6000.


                                   THE COMPANY

         The Company was incorporated in the State of California in November 1983 and commenced business in January 1984. The Company changed its name from Sierra Semiconductor Corporation to PMC-Sierra, Inc. on June 13, 1997 and reincorporated into the State of Delaware on July 10, 1997 by merging into Delaware PMC-Sierra, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company. The entity surviving the merger, Delaware PMC-Sierra, Inc., has changed its name to PMC-Sierra, Inc. on July 11, 1997. The Company's principal executive office is located at 8555 Baxter Place, Suite 105, Burnaby, British Columbia, Canada V5A 4V7. The Company's Common Stock trades on the Nasdaq National Market under the symbol PMCS. References to the "Company", "Registrant" or "PMC" mean PMC-Sierra, Inc. and include its subsidiaries and predecessor entities.

         The Company designs, develops, markets and supports high-performance semiconductor system solutions for advanced communications markets. The Company's products are used in broadband communications infrastructures, high bandwidth networks and multimedia personal computers. The Company is a leading supplier of ATM and SONET/SDH integrated circuits in the communications infrastructure and networking markets, and also provides these markets with T1/E1 and DS3/E3 integrated circuits.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Certain statements in this Registration Statement constitute "forward-looking statements" within the meaning of the federal securities laws. The actual results, performance, or achievements of the Company may be materially different from those expressed or implied by such forward-looking statements. The forward-looking statements include projections relating to trends in the broadband infrastructure, WAN, LAN and Internet/Intranet markets, products under development for SONET/SDH and T1/E1 applications and research and development goals; and projections relating to revenues, gross margin, growth of the broadband communications market, continued supply of semiconductors to the Company by outside foundries and by assembly houses, export sales, and future expenditures on research and development, marketing, general and administrative activities, and projected tax rates. Actual results could differ from those projected in any forward-looking statements for the reasons detailed below in "Risk Factors."


                                  RISK FACTORS

         An investment in the Shares involves a high degree of risk. In addition to the other information contained in this Registration Statement, before purchasing the Shares, prospective investors should carefully consider the "Risk Factors" Section in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."


                              SELLING SHAREHOLDERS

         The Shares of the Common Stock of the Company are to be offered for the account of BIT and the Selling Shareholders. Prior to the offering BIT may hold up to 804,407 shares of Common Stock, which represent beneficial ownership of approximately 2.72% of the Company's outstanding Common Stock. BIT may offer and sell all or any of the Shares pursuant to this Prospectus. The following table sets forth the name of each Selling Shareholder, the aggregate maximum number of shares of Common Stock each Selling Shareholder may be entitled to out of the Shares and the aggregate number of shares of Common Stock registered hereby that each Selling Shareholder may offer and sell pursuant to this Prospectus. All of the Shares offered are issued and outstanding as of the date of this Prospectus. Because BIT and the Selling Shareholders may sell all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that BIT and each Selling Shareholder may retain upon completion of the Offering. To the knowledge of the Company, none of the Selling Shareholders has any material relationship with the Company except as set forth in the footnotes to the following table.


                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
1215 ASSOCIATES                                                                       130               130
ABBATE, ANTHONY M. and ALLIE J. JT TEN                                                260               260
AENEAS VENTURE GROUP                                                               68,283            68,283
AGRON, RUTH and GARY JT TEN                                                           130               130
AKERS, WILLIAM B                                                                      260               260
ALCORN, WILLIAM C/O WOOD STRUCTURES, INC                                              130               130
ALRUMAIH, ABDULRAHMAN N                                                               260               260
AMSOUTH BANK NA TTEE, NORWOOD CLINIC INC PC MONEY PURCHASE                            130               130
PENSION TRUST FBO R. CARRAWAY
ANDERSON, LARRY                                                                       130               130
ANDREWS, MILBREY W                                                                    130               130
ARATA, MARGIT W                                                                       260               260
ARBITTER, ARNOLD I. C/O S.J. BERARDINO                                                130               130
AYANIAN, ZAVEN S. MR                                                                  130               130
B&G TRADERS INC PROFIT SHARING PLAN & TRUST 002 FBO GARY GOLDSTEIN                    130               130
BAIRD, DAVIS                                                                          130               130
BANCBOSTON VENTURES                                                                36,069            36,069
BANCORP HAWAII SBIC #303                                                              373               373
BATTERTON, THOMAS H                                                                   260               260
BEAR STEARNS, INC. FBO M. SCOTT ATHANS IRA: ACCT #215-01212                           130               130
BEAUMONT, PETER W                                                                     260               260
BENNER, WILLIAM B. TTEE FBO WILLIAM B. BENNER TRUST                                   130               130
BERGER, GARY & REIKO                                                                  130               130
BHATI, BALVEER S. BHATI, SANTOSH JTWROS                                               260               260
BIBBY, DOUGLAS BIBBY, LORRAINE C. JTWROS                                              130               130
BILLINGS, RUTH MCCALDEN, THOMAS                                                       130               130
BIT HOLDINGS, LTD ATTN: ELMER YUEN C/O ROBERT SOLOMON                             341,126           341,126
BLAIR, ROBERT                                                                         260               260
BLOCK, MERRILL BLOCK, EILEEN JTWROS                                                   519               519
BOGIN, RONALD J                                                                       130               130
BONANNO, PHILIP MDPC PENSION TRUST                                                    130               130
BOTTINELLI, MARIAN J                                                                  130               130
BOWER, THOMAS K                                                                       130               130
BOYER, MARY A .                                                                       260               260
BRACKEEN, DANIEL L                                                                    130               130
BRADY, PAT FOY                                                                        260               260

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
BRAINERD, STEVE                                                                         1                 1
BRAMAN, DANIEL H. JR                                                                  519               519
BRITTAIN, JANE A                                                                      130               130
BROOKER, JAMES                                                                        130               130
BROOKS FAMILY TRUST ATTN: REX & COLLEEN BROOKS C/O BROOKS TECHNICAL GROUP               3                 3
BROWN, DONALD                                                                         130               130
BROWN, JANE M                                                                         130               130
BROWN, MARTIN S                                                                       130               130
BROWN, MORTON E                                                                       130               130
BROWNING, STEPHEN                                                                     130               130
BRUEMMER, BRYAN TTEE BRYAN BRUEMMER TRUST                                             130               130
BRYAN, JACK L                                                                         130               130
BUFFUM, BETTY UPHAM                                                                   130               130
BURDICK, ALLAN L                                                                      130               130
BURKE, JOSEPH A                                                                       130               130
BUSCH, SUZANNE TEROLLER TTEE SUZANNE TEROLLER BUSCH TRUST                             130               130
CALL, NEIL J                                                                          130               130
CAMPBELL, LINDA FRYE, NELLIE GARRETT JTWROS                                           130               130
CAREY, WILLIAM J                                                                      130               130
CARSON, ELIZABETH E. TTEE FBO ELIZABETH E CARSON TRUST                                130               130
CARTER, ALBERT M                                                                      130               130
CASTELLANI, MARIE E                                                                   130               130
CB CAPITAL INVESTORS, INC. ATTN: EDWARD L. KOCH III PRESIDENT                         726               726
CECKLER, WILLIAM H. CECKLER, MARY E. JT TEN                                           130               130
CEDENO, ANSBERTO (BERT)                                                                 1                 1
CHAPIN, ROSS K                                                                         11                11
CLARK, JACK L. CLARK, JUDITH COMM PROP                                                130               130
CLEARWATER VENTURES LP                                                                169               169
CLINE, ANITA DAVIES                                                                   130               130
COBLE, G. WILLIAM                                                                     130               130
CONN, J.D. C/O BEACON CADILLAC                                                        130               130
CONNOR, THOMAS K                                                                      130               130
COOPER, BARRY R                                                                       260               260
CORRINGTON, RICHARD                                                                   130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
DODD, ELEANOR/NORTHERN TRUST BANK OF FLORIDA, SUCCESSOR                               519               519
TTEES OF THE ROBERT C. COSGROVE TRUST
COSTELLO, ROBERT DR                                                                   130               130
COSTENBADER, VIRGINIA                                                                 260               260
COUSIN, WINNIE CUST FBO JEFFREY N. COUSIN                                             130               130
COUSIN, WINNIE CUST FBO JENNIFER A. COUSIN                                            130               130
COUTTS, CARLYLE B                                                                     130               130
COWAN, BARBARA                                                                        130               130
COWEN & COMPANY ATTN: MICHAEL DORSEY                                                   49                49
COYLE, ALFRED J                                                                        34                34
CRAWFORD, SAMUEL J. CRAWFORD, PATTI J. JTWROS                                         130               130
CYRIAC, IGNATIUS CYRIAC, BABYCENT I. JTWROS                                           130               130
DE EUROPA, MODELISTA SA ETUDE DEMMESMUDRY ET IGLEHART 4 RUE CHARLES BONNET            260               260
DECKER, MARGARET M. DICKINS, MARGARET E. JTWROS                                       519               519
DEVOR, DANIEL DEVOR, NINA M. JTWROS                                                   130               130
DFC VENTURES, LTD. ATTN: CHRIS ELLISON GENERAL PARTNER                              1,306             1,306
DIAZ, REINALDO                                                                        108               108
DINEGAR, THOMAS                                                                       130               130
DOPERAK, GEORGE M                                                                     130               130
DOWN EAST ORTHOPEDIC ASSOCIATE                                                        260               260
DOZZI, DOMENIC P                                                                      130               130
DOZZI, PETER C                                                                        260               260
EDWARD RUFF & ASSOCIATES EMPLOYEE PROFIT SHARING PLAN AND TRUST                       519               519
EDWARDS, R. DEAN                                                                      130               130
EICHEL, NORMAN                                                                        130               130
EISING, PETER W                                                                        80                80
ENRIGHT, PATRICK                                                                       20                20
ERVIN WEIL FAMILY TRUST ATTN: DAVID WEIL                                            2,686             2,686
EWING, ANDREW JR EWING, JOANNE B. JT TEN                                              130               130
FARMCO FARMERS & MERCHANTS TRUST CO. OF LONG BEACH TRUST #36-55-8                     130               130
FLY, WILLIAM S                                                                        130               130
FOLLMAN, ROBERT FOLLMAN, CAROLE JT TEN                                                389               389
FOOTE, LAWRENCE R. FOOTE, ROSEMARY G. JTWROS                                          130               130
FRANTZ, PAUL T                                                                        260               260

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
FRANTZ, THECLA S                                                                      130               130
FUCHS, PAUL H                                                                           1                 1
FUTRELL, J. WILLIAM                                                                   130               130
GAJENDRAGADKAR, S. DR. MDPC BRADLEY CLINIC                                            260               260
GARDNER, JOHN O. GARDNER, PENNY A. JTWROS                                             130               130
GATON, LEO S                                                                          260               260
GEARY, HELEN S. TTEE UNDER DECLARATION OF TRUST 11/14/88                              130               130
GELLER, ROBERT C                                                                      130               130
GERDAU, CARLSON                                                                       130               130
GERRIE, ROBERT                                                                        260               260
GIBSON, SALLY                                                                         130               130
GILCHRIST, WILLIAM TRUSTEE FOR JUDY SCHLOTZHAUER                                        5                 5
GILCHRIST, WILLIAM TRUSTEE FOR KATHRYN SCHLOTZHAUER                                     5                 5
GILES, KENNETH E                                                                       45                45
GLOVER INVESTMENTS LTD 23 SAN MARTIN STREET MAGALLANES VILLAGE                      2,596             2,596
GOLDSCHLAGER, ARNOLD W                                                                130               130
GOSCHA, GARY E                                                                        260               260
GRAPHIC ARTS PUBLISHING INC                                                           130               130
GROBE, RUTH H                                                                         260               260
GUERRA, GASTON G. SURGICAL PRACTICE PROFIT SHARING PLAN                               260               260
GULLACE, RALPH                                                                        130               130
HALL CAPITAL MANAGEMENT ATTN: RONALD HALL                                          18,283            18,283
HAMMAD, SAMY & SAWSON                                                                 130               130
HARRIS, EDMUND J. HARRIS, MARILYN C                                                   130               130
HARRIS, SARA GRAYSON                                                                  130               130
HAVANEK, JOSEPH                                                                       519               519
HAY, ROBERT F                                                                         130               130
HAYDEN, KENNETH                                                                       130               130
HAYNES, HARLEY ANDERSON                                                               130               130
HEMER, RICHARD E                                                                      130               130
HERSH, CARL TTE MARION HERSH REVOCABLE TRUST DTD 4-29-85                              130               130
HIGHNESS, JOEL HIGHNESS, NANCY JT TEN                                                 130               130
HODGSON, RICHARD                                                                    7,184             7,184
HOFFMAN, CLIVE & CAROL TTEES CLIVE HOFFMAN ASSOCIATES                                 130               130
PROFIT SHARING RETIREMENT PLAN
HOLLIS, PHILIP D                                                                      130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
HOOVER, KATHRYN                                                                       130               130
HSIANG, SHI-LING C                                                                    130               130
HUBBARD, STEVEN S                                                                  24,955            24,955
HUDSON, A. RAY M.D                                                                    130               130
HUGHES, PAUL A                                                                        130               130
HUGHES, WILLIAM C                                                                     130               130
INTERNATIONAL STRATEGIC ALLIANCE ATTN: GEORGE KOO                                      65                65
INTERVEN PARTNERS 1987 ATTN: JONATHAN E. FUNK                                         341               341
INTERVEN PARTNERS II LP ATTN: WAYNE KINGSLEY CHAIRMAN                              68,354            68,354
INTERVEN PARTNERS INC. ATTN: WAYNE KINGSLEY CHAIRMAN                                7,086             7,086
ISLAND PARTNERS C/O GEORGE TEXTOR                                                      35                35
JACOBS, JOHN III                                                                      260               260
JAQUES, S. CARLENE                                                                    130               130
JOHNSON, HOWARD B                                                                      47                47
JOHNSON, S. ALLAN                                                                     260               260
JONES, CONLEY ROY                                                                     260               260
JONES, WHITNEY M                                                                      130               130
JORDAN, GARY JORDAN, ANNETTE                                                          519               519
JOSEPH KIRK DAVENPORT (INC) RETIREMENT TRUST                                          130               130
JOY, WILLIAM                                                                            4                 4
KAKOS, GERARD S                                                                       519               519
KANDATHIL, VALSAMMA TERESA                                                            130               130
KANE, ALAN KANE, MARY JT TEN                                                          519               519
KAPLAN, JANET S                                                                       130               130
KEE, DR. HERBERT L. KEE, VIRGINIA M                                                   130               130
KELEKAR, DILIP MD TTEE FBO DILIP R. KELEKAR RETIREMENT TRUST                          130               130
KIDDER PEABODY AND COMPANY ATTN: KEN KANAPAN                                           12                12
KLEINER, EUGENE                                                                        34                34
KOBBE, JOHN                                                                         4,483             4,483
KOLBE INC. PROFIT SHARING PLAN                                                        130               130
KORNFELD, KENNETH H. KORNFELD, RONDA E. JTWROS                                      1,038             1,038
KURUVILLA, DR. M. P                                                                   130               130
LAESCH, JOHN                                                                          130               130
LANDBERG, BETTY                                                                       260               260
LANE, CECELIA B                                                                       130               130
LAWSING, JAMES F. III MD PA PROFIT SHARING PLAN UA DTD 6/21/84                        130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
LEHMAN, JOSEPHINE TTEE FOR WILLIAM LEHMAN RESIDUARY TRUST DTD 2/28/92                 260               260
LEHMAN, WILLIAM L. JR                                                                 130               130
LICHT, HARLEY EXECUTIVE VP BROOKS TECHNICAL GROUP                                       1                 1
LIN, XIN YING                                                                         503               503
LINCOFF, MILTON H. LINCOFF, MIRIAM L. JT TEN                                          130               130
LISSAUER, TED                                                                         130               130
LITTLEFIELD, THOM LITTLEFIELD AND SMITH ASSOC                                           1                 1
LLOYD, PETRINA A                                                                      130               130
LOWE, JACK M. LOWE, MARJORIE A. JTWROS                                                130               130
M&L VENTURES ATTN MORT SADOWSKY                                                       130               130
MACKINTOSH, J. HERBERT                                                                130               130
MACON, GEORGE W. III                                                                  260               260
MADDEN, DAVID                                                                          41                41
MANER, DOUGLAS O                                                                      130               130
MANLEY, THERESA K. (DOZZI, THERESA K.)                                                130               130
MARDELLI, T. JOSEPH TTEE MONEY PURCHASE & PENSION TRUST FBO T JOSEPH MARDELLI         130               130
MARSH, ALBERT P. MARSH, ANGELA A. JT TEN                                              130               130
MAURICE, DEBORAH BUFFUM C/O ALEX C. HOROWITZ                                          130               130
MAXWELL, JAMES T. MD                                                                  130               130
MCGINN, JOHN M.D.PROFIT SHARING PLAN DATED 9/25/85                                    260               260
MCGURN, WILLIAM MCGURN, DARLENE                                                       260               260
MCLARNEY, CHARLES PATRICK MCLARNEY, MARTINA J                                         130               130
MCNEE, JOHN C. MCNEE, DOROTHY M. JT TEN                                               130               130
MEMORIAL MEDICAL CENTER FOUNDATION ATTN: TIM JACKERT                                  130               130
MERHAUT, JAMES                                                                          2                 2
METZE, JARRED R. METZE, BRENDA JTWROS                                                 260               260
MICHAUD, JOSEPH E. MICHAUD, JONETTE                                                   519               519
MIDLAND INC                                                                           260               260
MILLER, BRUCE (2)                                                                   7,148             7,148
MILLER, DAVID C                                                                       346               346
MILLER, GORDON                                                                        201               201
MILLER, JOHN H. III                                                                   346               346
MILLER, RICHARD P                                                                     519               519
MILLER, TALBOTT                                                                        86                86
MILLS, JANICE M                                                                         1                 1

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
MOORE, ALLEN III & ANNE TRUSTEES FBO ALLEN MOORE III TRUST DTD 7-27-87                260               260
MOORMAN, DALE & MILDRED                                                               260               260
MORGAN, DONALD G                                                                      260               260
MORRIS, JANET M (2)                                                                 7,148             7,148
MORTON, SCOTT M                                                                         1                 1
MOSS, WILLIAM F                                                                       130               130
MUTRUX, PHILIPPE G                                                                    130               130
NASON, IRVING C. MD TTEE IRVING C NASON MD PENSION PLAN                               130               130
NEAL, W. RONALD NEAL, MONA S. JT. TEN                                                 130               130
NETTLES, CHARLES NETTLES, EMMA JTWROS                                                 130               130
NIMEH, NADIM                                                                          130               130
NOLAN, DAVID AND NOLAN, CYNTHIA JTWROS                                                130               130
NORTHEAST VENTURES ATTN: W. BRIAN SATTERLEE                                           749               749
NUBER, CLARK & CO CONTRIBUTORY PROFIT SHARING PLAN AND                                130               130
TRUST FBO THOMAS J SEDLOCK
O'DONNELL & MASUR, L.P. ATTN: MARK MASUR                                              385               385
ONEIDA SURGICAL PC PENSION PLAN TRUST DTD 6/15/73 FBO                                 130               130
ROBERT E. PICKELS, JR. MD
OTTEMAN, MERLIN DR. NORTHERN COLO. SURGICAL ASSOC                                     130               130
PACIFIC VENTURE FINANCE ATTN: NATHALIE WESSLING                                       165               165
PAINEWEBBER FBO PAINEWEBBER DEVELOPMENT CORP. CARRIED                                 333               333
INTEREST SHARING PLAN
PAINEWEBBER FBO PAINEWEBBER DEVELOPMENT CORP                                        1,072             1,072
PAINEWEBBER INC. FBO ANDREW, FRED W                                                   130               130
PAINEWEBBER INC. FBO ASHTON, CHARLES F IRA                                            130               130
PAINEWEBBER INC. FBO BEARD, ESTHER ANN (IRA)                                          130               130
PAINEWEBBER INC. FBO BIBBY, DOUGLAS IRA                                               130               130
PAINEWEBBER INC. FBO BREWER, LESLIE IRA                                               130               130
PAINEWEBBER INC. FBO CAROL SHRIBER IRA                                                130               130
PAINEWEBBER INC. FBO CRONIN, TERRENCE DR. IRA                                         519               519
PAINEWEBBER INC. FBO CROSSLAND, MERLE F IRA                                           130               130
PAINEWEBBER INC. FBO DAVENPORT, JEAN MCLEAN                                           130               130
PAINEWEBBER INC. FBO DUNN, WILLIAM W IRA                                              130               130
PAINEWEBBER INC. FBO FOLEY, TIMOTHY W DR. IRA                                         130               130
PAINEWEBBER INC. FBO GERIAK, JAMES W. IRA                                             260               260
PAINEWEBBER INC. FBO HANDY, PETER                                                     130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
PAINEWEBBER INC. FBO MICHIGAN AVENUE NAT'L BANK FBO JACK M. BUFFINGTON HR-10          260               260
PAINEWEBBER INC. FBO PAUL, IRVING A IRA                                               130               130
PAINEWEBBER INC. FBO ROGERS, JOHN W                                                   130               130
PAINEWEBBER INC. FBO ROSE, PAUL F                                                     130               130
PAINEWEBBER INC. FBO RUCINSKI, TIM SEP IRA                                            130               130
PAINEWEBBER INC. FBO SECURITY PACIFIC TRUSTEE FOR ROBERT L. SHIPP SR. IRA             519               519
PAINEWEBBER INC. FBO SLEEPER, MITCHELL IRA                                            260               260
PAINEWEBBER INC. FBO WAHLERT, ROBERT C/O FDL FOODS                                    130               130
PAINEWEBBER INC. FBO WEST, DOUGLAS M IRA                                              130               130
PAINEWEBBER TRUST COMPANY METZGER, FRANK C KEOGH                                      130               130
PAINEWEBBER TRUST COMPANY FBO GILMER, JOHN H KEOGH                                    130               130
PATCH, RICHARD A                                                                      130               130
PATHOLOGY ASSOCIATES INC TTEE FBO FRANK B KIMBAL PROFIT SHARING PLAN                  130               130
PATTON, EUGENE J                                                                      519               519
PEARSON, HAI                                                                            1                 1
PEDIATRICS & ADOLESCENT MEDICINE INC. MONEY PURCHASE                                  130               130
PLAN & TRUST ATTN: E. LITWER
PENFOLD, MARGARET                                                                     519               519
PENGUE, M. LOUIS (2)                                                                7,148             7,148
PENN, FRANK R                                                                         130               130
PENOBSCOT RESPIRATORY PENSION PLAN FBO EDWARD M. HARROW                               130               130
PETRIK, JACK S                                                                        130               130
PHILLIPS, JAMES W                                                                     260               260
PICKETT, JAMES M                                                                       45                45
PISTOLE, MICHAEL DEFINED CONT PENSION PLAN EMPLOYEE OF MICHALE PISTOLE                130               130
POLAVRAPU, VENUGOPALAKRISHNA POLAVRAPU, ARUNA JTWROS                                  130               130
POPS, RICHARD F                                                                        34                34
PRATER, LETHA M                                                                       130               130
PREIS, WILLIAM PREIS, IRENE M. JTWROS                                                 130               130
PRINGLE COMPANY, THE ATTN: ROGER PRINGLE                                              521               521
PRINSTER, LEO T                                                                       519               519
PULMONARY MEDICINE ASSOCIATES PROFIT SHARING PLAN FBO JOSEPH HENRY                    260               260

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
PULVARI, CHARLES F                                                                    130               130
RANDLES, THOMAS L                                                                     130               130
RAVENDHRAN, NATARAJAN DR                                                              130               130
RAYTHEON COMPANY ATTN: DAVE DWELLEY VP OF STRATEGIC BUS. DEVELOP                   83,784            83,784
READING, AGNES PEARSON TTEE FOR THE AGNES PEARSON                                     130               130
READING REVOCABLE TRUST U/A/D 6-26-94
REDDY, KUMAR S                                                                        130               130
REED, JACK W                                                                          130               130
REIDENBACH, FREDERICK N                                                               130               130
RETIREMENT ACCOUNTS, INC FBO IRWIN, RONALD B IRA                                      130               130
RETIREMENT ACCOUNTS, INC. FBO IRWIN, MERRY E IRA                                      130               130
RILEY, LAURA                                                                          519               519
RISK, JOHN W. TTEE JOHN W. RISK LIVING TRUST C/O PAM MOTLAGH - FORD MOTOR CO          130               130
RIVERS, ROBERT RIVERS, DOREEN JTTEN                                                   130               130
ROBINSON, PATRICIA                                                                    260               260
ROSS, MICHAEL J. ROSS, JENNIFER COMM PROP                                             130               130
ROSSI, ROBERT A                                                                       130               130
ROTH, KATHLEEN                                                                        130               130
ROTHMAN, PAUL                                                                         260               260
RUCINSKI, TIMM                                                                        519               519
RUFENER RAYMOND E.  RUFENER, MARTHA J. JTWROS                                         130               130
RUTIGLIANO, ESTATE OF CHARLES R                                                        16                16
RUTLAND, GEORGE                                                                         5                 5
SAHARIA, PRAKASH C. SAHARIA, REETA JT TEN                                             130               130
SALIBA, RUTH                                                                          130               130
SALZMAN, JEFFREY                                                                      389               389
SANCHALA, VAJUBHAI DR. SANCHALA, SARSLOATI JTWROS                                     130               130
SAWYER JR., W. TOM                                                                    519               519
SAYEGH, JOSEPHINE                                                                     130               130
SAYEGH, PAUL                                                                          130               130
SCHLOTZHAUER, DALE E                                                                5,033             5,033
SCHLOTZHAUER, DALE ELIZABETH                                                       21,443            21,443
SCHLOTZHAUER, DALE ELIZABETH                                                           18                18
SCHLOTZHAUER, DALE ELIZABETH                                                           18                18
SCHMIDT, PAUL SCHMIDT, KATHLEEN JT TEN                                                130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
SEITZ, DANIEL WARD                                                                    260               260
SHAW, OLIVER TRUSTEE FBO OLIVER SHAW LIVING TRUST DTD 9/12/91                         260               260
SHEPELA, JOSEPH C. SHEPELA, KAREN S. TTEES SHEPELA FAMILY TRUST                       260               260
SHEPHERD, JAMES W                                                                       1                 1
SIMPSON, STANLEY S. SIMPSON, WENDY S                                                  260               260
SKARSTON, ROGER A                                                                     260               260
SMAHA, AL                                                                             130               130
SMITH & QUIMBY PARTNERSHIP C/O COLONIAL CARPETS                                       130               130
SMITH, DONALD LITTLEFIELD AND SMITH ASSOCIATES                                          1                 1
SODERLAND, ROBERT A. TTEE ROBERT A. SODERLAND LIVING TRUST                            130               130
SOLTESZ, LADISLAO (LES)                                                                45                45
SOUTHERN ARIZONA ANESTESIA SERVICE PC MON PUR PEN PL&TR                               130               130
AGMT UAD 7-11-85 FBO RONALD W YAKAITIS
SPAULDING, C. ARTHUR TTEE C. ARTHUR SPAULDING LVG TRUST                               130               130
SPIGELMIRE, EILEEN C                                                                  130               130
SPOKANE RADIATION ONCOLOGY ASSOCIATES PROFIT SHARING                                  130               130
PLAN FBO DONALD A. SCHMUTZ, M.D
STANTON S. BERMAN MD PS PROFIT SHARING PLAN                                           130               130
STATE FARM MUTUAL INSURANCE CO. ATTN: JOHN CONCKLIN INVESTMENT DEPARTMENT           9,642             9,642
STEIN, H. THOMAS STEIN, MADLYN W. JTWROS                                              130               130
STEVENS, KENNY                                                                        519               519
STEVENS, RONALD W. STEVENS, ROSEMARY N. JTWROS                                        519               519
STRONG, F. CALVERT                                                                    130               130
STRONG, F. CALVERT & SMISSEN, PATRICIA JOAN CO-TTES OF THE                            130               130
FRANCIS L. BUFFUM REV  LIV TR UAD 12/9/92
SUSZ, MARK A. C/O INTER STATE SERVICE INC                                             519               519
SWANSON, MICHAEL SWANSON, MARTHA JTWROS                                               130               130
TESTA, ESTHER C. REVOCABLE TRUST                                                      130               130
THE VICTOR FREEMAN INC PROFIT SHARING PLAN                                            130               130
THOMPSON, HUGH C. III                                                                 130               130
THORNER, BRITTMARIE                                                                   130               130
TOONE, EUGENE&WENAAS, JOHN E.J. COTTEES ARIZONA ORAL &                                130               130
MAXILLOFACIAL SURGEONS, P.C PSP DTD 5-1-72 FBO: JOHN E.J. WENAAS

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
TOUCHSTONE, BLAKE                                                                     519               519
TRUSLOW, CAROLINE                                                                     260               260
UDY, DOYLE C                                                                          260               260
UNION VENTURE CORPORATION ATTN: MIKE NAKAMA                                         1,777             1,777
WALKER, HOWARD A                                                                      519               519
WALLER, WILLIAM                                                                       130               130
WANG, ELISE T                                                                          25                25
WARD, JOHN M                                                                          130               130
WARTHMAN, FORREST                                                                     130               130
WASHINGTON, J. BARRY                                                                  130               130
WEBSTER, FRANK A. FBO JONATHAN A. WEBSTER CUST                                        130               130
WEEDEN CAPITAL MANAGEMENT ATTN: TOM FLAHERTY                                          203               203
WEINER, LAWRENCE WEINER, JOAN JT TEN                                                  130               130
WEINER, STANFORD A                                                                    130               130
WEISS, WILLIAM J. WEISS, LOLA W                                                       519               519
WEISSBERG, GLORIA                                                                     519               519
WELCH, HENRY W. TTEE FOR THE EDITH H. WELCH FAMILY TRUST DTD 12/29/83                 260               260
WESTMINSTER MEMORIAL PARK INC                                                         130               130
WESTMORELAND, WILLIAM                                                               3,574             3,574
WIATER, JEROME P. MDPC                                                                130               130
WILKINSON, LAWRENCE                                                                   130               130
WILLIAM T. MCGURN INC. PENSION PLAN AND TRUST                                         130               130
WILLIAM T. MCGURN INC. PROFIT SHARING PLAN & TRUST                                    130               130
WILLIAMS, LESLIE L                                                                    130               130
WILLSON, J. G. JR PARTNER JGW & COMPANY                                               130               130
WILSON, DOROTHY                                                                         4                 4
WILSON, GEORGE                                                                         40                40
WILSON, GEORGE R. TRUSTEE FOR CHERYL WILSON                                             1                 1
WILSON, GEORGE R. TRUSTEE FOR CURTIS WILSON                                             1                 1
WILSON, GEORGE R. TRUSTEE FOR DAVID WILSON                                              1                 1
WILSON, GEORGE R. TRUSTEE FOR JILL WILSON                                               1                 1
WITT, AXEL WITT, MARGARET                                                             519               519
WOO, DONNA JUNG                                                                        46                46
WOODSON, RONALD G. M.D. TTEE RONALD G. WOODSON, M.D. INC PROFIT SHARING PLAN          130               130
XANDER, ALBERT                                                                        130               130

                                                                                  Shares           Shares to be
                                                                                Entitled to       Offered for the
                                                                               Prior to the          Selling
                          Selling Shareholder                                    Offering         Shareholder(1)
----------------------------------------------------------------------------   ------------       ---------------
YEDDIS, ABE & BARBARA TEN ENT                                                         130               130
YERKES, DOUGLAS D                                                                     519               519
YOAKAM, ROBERT E                                                                      779               779
YOCUM, MARTIN D. PHYLLIS D YOCUM COMM PROP                                            260               260
YOUNG, WILLIAM D. YOUNG, SHARYN JT TEN                                                260               260
YUEN, ELMER                                                                         9,663             9,663
ZICKUS, DONALD C                                                                      130               130

                                                                                  -------           -------
                                                                                  804,407           804,407

--------------------------
(1) None of the Selling Shareholders beneficially owns 1% or more of the Company's Common Stock, except for BIT Holding, Ltd., which if all Shares were distributed to BIT's stockholders, would own approximately 1.15% of the Company's Common Stock.
(2) This selling shareholder served as an employee of BIT prior to the Company's acquisition of certain assets of BIT and currently serves as an employee of a subsidiary of the Company.




                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered hereby may be distributed from time to time by BIT to BIT Liquidating LLC, an Oregon limited liability company, or to the Selling Shareholders, or sold or distributed from time to time by or for the account of BIT or the Selling Shareholders. BIT and the Selling Shareholders will act independently of the Company in making decisions with respect to their respective sales of the shares.

         BIT and the Selling Shareholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by BIT or the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from BIT or the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by BIT or the Selling Shareholders in connection with such sales.

         BIT, the Selling Shareholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor BIT or the Selling Shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any BIT, any Selling Shareholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, BIT and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by BIT and the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

         The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001.

         The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete though the Company believes it contains all the material provisions, and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and by the provisions of applicable law.

Common Stock

         The Company's Common Stock is registered under Section 12(g) of the Exchange Act. Subject to preferences that may be applicable to any outstanding Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except that stockholders may, in accordance with Section 214 of the Delaware General Corporation Law, cumulate their votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock which may be issued in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

         Pursuant to the Company's Certificate of Incorporation, the Board of Directors of the Company has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Such issued Preferred Stock could adversely effect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may also have the effect of delaying, deferring or preventing a change in control of the Company. At present, there are no outstanding shares of Preferred Stock.

Rights of Holders of Special Shares of PMC-Sierra, Inc.

         The Special Shares of PMC-Sierra, Inc. are redeemable for Common Stock of the Company. Special Shares do not have voting rights in the Company, but in all other respects they represent the economic and functional equivalent of the Common Stock of the Company for which they can be redeemed. Under applicable law, each class of Special Shares will have class voting rights in certain circumstances with respect to transactions that effect the rights of the class and for certain extraordinary corporate transactions. Two kinds of Special Shares are outstanding: A Special Shares and B Special Shares.

Delaware Law

         Section 203 of the Delaware General Corporation Law, from which the Company has not opted out in its Certificate of Incorporation, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Company's Board of Directors approves the business combination and/or certain other requirements are met.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation.


                                     EXPERTS

         The consolidated financial statements and schedule of the Company included in the Annual Report on Form 10-K of the Company's predecessor for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).

Securities and Exchange Commission Filing Fee          $  3,001.29
Nasdaq Additional Listing Fee                          $ 10,240.00
Printing and Engraving Expenses                                 --
Legal Fees and Expenses                                $ 60,000.00
Accounting Fees and Expenses                           $125,000.00
Blue Sky Fees and Expenses                                      --
Transfer Agent and Registration Fees                   $  1,000.00
Miscellaneous expenses                                 $  1,758.71
                                                       -----------
         Total                                         $201,000.00

--------------------------
(1) All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 16.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

NUMBER     EXHIBIT DESCRIPTION

4.1(1)          Certificate of Incorporation of the Registrant.

4.2(2)          Bylaws of the Registrant.

4.3 Fourth Article of the Certificate of Incorporation of the Registrant (included in Exhibit 4.1 above).

4.4             Specimen of the Registrant's Common Stock certificate.

5.1             Opinion of Counsel as to the validity of the Shares.

23.1            Consent of Counsel (included in Exhibit 5.1 above).

23.2            Consent of Ernst & Young LLP.

24.1 Power of attorney (included in the signatures page to this Registration Statement).

--------------------------
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(2) Incorporated by reference to Exhibit 3.3 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

ITEM 17.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii)    To  include  any  material   information   with
                                 respect  to  the  plan  of   distribution   not
                                 previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, Canada on August 25, 1997.

         This Amendment No. 2 to the Registration Statement on Form S-3 is being filed, among others, pursuant to Rule 414 under the Securities Act by the Registrant, the successor to PMC-Sierra, Inc. (formerly named Sierra Semiconductor Corporation), a California corporation ("Sierra"), following a statutory merger (the "Merger") for the purpose of changing Sierra's state of incorporation from California to Delaware, effective as of July 10, 1997. Prior to the Merger, PMC had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, PMC succeeded by operation of law to all of the assets and liabilities of Sierra. The Merger was approved by the shareholders of Sierra at a meeting for which proxies were solicited pursuant to
Section 14(a) of the Exchange Act. Except as modified by this Amendment, PMC, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


                                   PMC-SIERRA, INC.


                                   By: /S/ ROBERT L. BAILEY
                                   -----------------------------
                                   Robert L. Bailey
                                   Chief Executive Officer
                                   (Principal Executive Officer)
                                   (Duly Authorized Officer)

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                       Date


/S/ ROBERT L. BAILEY      Chief Executive Officer and Director   August 25, 1997
------------------------  (Principal Executive Officer)
Robert L. Bailey

/S/ JOHN SULLIVAN         Vice President, Finance and Chief      August 25, 1997
------------------------  Financial Officer (Principal
John Sullivan             Financial and Accounting Officer)


/S/  JAMES V. DILLER      Chairman of the Board of Directors     August 25, 1997
------------------------
James V. Diller


/S/  COLIN BEAUMONT       Director                               August 25, 1997
------------------------
Colin Beaumont


/S/ MICHAEL L. DIONNE     Director                               August 25, 1997
------------------------
Michael L. Dionne


/S/ ALEXANDRE BALKANSKI   Director                               August 25, 1997
------------------------
Alexandre Balkanski


/S/ FRANK J. MARSHALL     Director                               August 25, 1997
------------------------
Frank J. Marshall

                                  EXHIBIT INDEX



NUMBER            EXHIBIT DESCRIPTION
------            -------------------

4.4               Specimen of the Registrant's Common Stock certificate.

5.1               Opinion of Counsel as to validity of the Shares.

23.1              Consent of Counsel (included in Exhibit 5.1 above).

23.2              Consent of Ernst & Young LLP